EXHIBIT 23.3


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             KPMG Audit Plc                       Tel +44 (0) 113 231 3000
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The Directors                        Your ref
Permanent Financing (No. 4) PLC
Blackwell House                      Our ref  jle/jdd/so/ch/263
Guildhall Yard
London EC2V 5AE



1 March 2004




Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 4) PLC

We consent to the use of the Registration  Statement of Permanent Financing (No.
4) PLC and Permanent Funding (No.1) Limited on Form S-11, filed on 1 March 2004, of our report on Permanent Financing (No. 4) PLC date 1 March 2004 and our report on Permanent Funding (No. 1) Limited dated 1 March 2004 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus. Our report on Permanent Funding (No. 1) Limited refers to the restatement of certain US GAAP cash flow information for the period ended 31 December 2002.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.


Yours faithfully



KPMG Audit Plc

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